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                                                                    EXHIBIT 10.5

                    Non-Competition and Consulting Agreement

     This Non-Competition and Consulting Agreement ("Agreement") is entered into this 3rd day of July, 2001 ("Effective Date") by and between Pulaski Bank (the "Bank") and Thomas F. Hack ("Consultant").

     WHEREAS, Consultant has retired from his position as Chief Financial Officer of the Bank and its parent holding company, Pulaski Financial Corp. (the "Company");

     WHEREAS, the Bank recognizes the specialized knowledge and expertise of the Consultant related to the financial affairs of the Bank and the Company; and

     WHEREAS, to ensure the continued availability of the Consultant, Consultant and the Bank desire to enter into a non-competition agreement and consulting relationship upon the terms and conditions hereinafter contained;

     NOW, THEREFORE, in consideration of the covenants and terms contained in this Agreement as set forth herein and of the mutual benefits accruing to Bank and to Consultant from the relationship to be established between the parties by the terms of this Agreement, Bank and Consultant agree as follows:

1.   Consulting Relationship
     -----------------------

     Bank hereby retains Consultant, and Consultant hereby agrees to be retained by Bank, as an independent contractor, and not as an employee.

2.   Consulting Services
     -------------------

     Consultant agrees that during the term of this Agreement:

     A. Consultant will consult with the Bank on matters related to the financial affairs of the Bank and the Company.

     B. Consultant shall exercise a reasonable degree of skill, prudence and care in performing the services referred to in Paragraph A above.

     C. During the first twelve (12) months of the Term of this Agreement, Consultant shall provide services under this Agreement for not less than twenty-four (24) hours per week. Thereafter, during the Term, Consultant shall provide services on a schedule mutually agreed with senior management of the Bank, but in any event, not in excess of twenty-four (24) hours per week. Such services shall be rendered at the principal administrative office of the Bank or such other location as may be mutually agreed between Consultant and senior

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          management of the Bank. Consultant shall not be obligated to render any services under this Agreement during such period when he is unable to do so due to illness, disability or injury, subject to the terms of
          Section 5(b) hereof.

     D. Consultant shall not enter into agreements or make commitments on behalf of the Bank without prior written consent or approval of the Bank or its senior management.

3.   Compensation
     ------------

     A. Bank agrees to pay Consultant for his services performed under this Agreement and for his commitments and agreements as contained herein, including Section 6 herein, at the rate of $70,000 per annum payable no less than bi-weekly throughout the Term of this Agreement.

     B. The Bank hereby agrees to reimburse the Consultant for all reasonable expenses incurred by the Consultant on behalf of and with the consent of the Bank, provided that the Consultant shall furnish appropriate documentation of such expenses and receives prior approval of such expenses.

     C. During the Term, Consultant shall be entitled to receive health and dental insurance coverage on the same basis and to the same extent as if he were an employee of the Bank. In the event that such coverage is not available through the Bank's regular employee benefit program, as the same may be in effect from time to time, by reason of the Consultant's status as a non-employee, the Bank shall provide substantially comparable coverage on an individual basis; provided, however, that the Bank shall not be required to spend in excess of 150% of the cost of such coverage through its regular program to obtain individual coverage. In addition, Bank shall make available to Consultant the 2000 Toyota Avalon used by Consultant prior to retirement and on the same terms as such vehicle was used by Consultant prior to his retirement. Upon the expiration of the Term or the termination of the Agreement for any reason (other than for Just Cause), Bank shall transfer title to the 2000 Toyota Avalon to Consultant, subject to appropriate tax reporting.

     D. The Bank hereby agrees to pay consultant for all accrued vacation earned to the date of this agreement, and to require only 48 weeks of consulting service per year for the term of this agreement.

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4.   Other Conditions
     ----------------

     Consultant shall have no authority over any employee or officer of the Bank, nor shall Bank be required in any manner to implement any plans or suggestions Consultant may provide.

5.   Term and Termination; Effect of Termination
     -------------------------------------------

     The term of this Agreement shall begin on the date first written above and shall continue for a period of thirty-six calendar months thereafter ("Term") unless terminated in accordance with A, B, or C as set forth below.

     A. Termination for Just Cause. The Bank may terminate this Agreement at any time for "Just Cause." Termination for "Just Cause" shall be defined as termination because of the Consultant's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, or willful violation of any law, rule or regulation related to the business or operations of the Bank or its subsidiaries. Any determination regarding Consultant's termination for Just Cause shall be made by a majority of the disinterested members of the Bank's Board of Directors (after reasonable notice to Consultant and the opportunity to be heard with Counsel on the reasons therefor.)

     B. Death or Disability. In the event of Consultant's death or permanent disability (as determined by a physician selected by the Bank) this Agreement shall terminate.

     C. Termination Without Cause; Change in Control. In the event of Consultant's (i) termination without Just Cause or (ii) upon the occurrence of a Change in Control during the Term, this Agreement shall terminate. For purposes of this Agreement, "Change in Control" shall have the same meaning as set forth in the Company's 2000 Stock-Based Incentive Plan, as in effect on the date hereof.

     D. Effect of Termination. In the event of Consultant's termination for Just Cause, no further payments or benefits shall be payable or provided to Consultant under this Agreement. In the event of Consultant's (i) termination without Just Cause, (ii) termination by reason of his death or disability or (iii) upon the occurrence of a Change in Control during the Term, Consultant (or his guardian or designated beneficiary, if applicable) shall be entitled to receive the payments and

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     benefits he would have received under Section 3 had he continued to provide services through the expiration of the Term.

6.   Non-Competition and Confidential Business
     -----------------------------------------

     Consultant, during the term of the Agreement, will not, without the express written consent of Bank, directly or indirectly communicate or divulge to, or use for his own benefit or for the benefit of any other person, firm, association, or corporation, any of the Bank's, or its subsidiaries' or affiliates', trade secrets, proprietary data or other confidential information communicated to or otherwise learned or acquired by Consultant from the Bank during the Term of this Agreement, except that Consultant may disclose such matters to the extent that disclosure is (a) requested by the Bank in the course of the consulting relationship with Bank or (b) required by a court or other governmental agency of competent jurisdiction.

     During the term of this Agreement, the Consultant hereby agrees that he shall not without the Bank's prior written consent, engage in providing professional services or enter into employment as an employee, director, consultant, representative, or similar relationship to any (savings and loan association, bank, credit union, or mortgage banking firm).

     During the term of this Agreement, the Consultant hereby agrees that he shall not, on his own behalf or on behalf of others, employ, solicit, or induce, or attempt to employ, solicit or induce, any employee of the Bank for employment with any financial services enterprise (including but not limited to a savings and loan association, bank or credit union), nor will Consultant directly or indirectly, on his behalf or for others, seek to influence any Bank employee to leave the Bank's employ.

7.   Independent Contractor
     ----------------------

     The parties hereto agree and acknowledge that the relationship between Bank and Consultant shall be that of an independent contractor and not that of employer-employee, master-servant or principal-agent. Nothing in this Agreement, or its implementation, shall be construed to be to the contrary.

8.   Complete Agreement
     ------------------

     This Agreement shall represent the complete Agreement between the Bank and Consultant concerning the subject matter hereof and supersedes all prior agreements or understandings, written or oral. No attempted modification or waiver of any of the provisions hereof shall be binding on either party unless made in writing and signed by both Consultant and the Bank. Upon execution of this Agreement, Consultant hereby waives any rights, claims and payments due

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in accordance with the Employment Agreements between the Consultant, the Bank and the Company dated February 1, 2000. Nothing in this Agreement shall be construed to constitute a waiver of benefits payable in accordance with any other compensation or benefit programs of the Bank pursuant to which the Consultant shall be entitled to receive compensation or benefits thereunder.

9.   Notices
     -------

     Any notice required or permitted to be given hereunder shall be in writing and shall be effective three business days after it is properly sent by registered or certified mail, if to the Bank to the President at the principal administrative offices of the Bank, or if to Consultant to the address set forth beneath his signature to this Agreement, or to such other address as either party may from time to time designate by notice.

10.  Assignability
     -------------

     This Agreement may not be assigned by either party without the prior written consent of the other party, except that no consent is necessary for the Bank to assign this Agreement to a corporation succeeding to substantially all the assets or business of the Bank whether by merger, consolidation, acquisition or otherwise. This Agreement shall be binding upon Consultant, her heirs and permitted assigns and the Bank, its successors and permitted assigns.

11.  Severability
     ------------

     Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render nonenforceable any other section contained herein. If any section or provision in a section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the section or provisions to produce its nearest enforceable economic equivalent.

12.  Arbitration
     -----------

     Unless otherwise mutually agreed to by the Consultant and the Bank in writing, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") nearest to St. Louis, Missouri, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Either the Consultant or the Bank may file a request for such arbitration with the AAA.

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13.  Applicable Law
     --------------

     It is the intention of the parties hereto that all questions and interpretations with respect to the construction and performance of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Missouri, with respect to any matter or thing arising out of this Agreement or pursuant thereto.

14.  Service as Director, Etc.
     -------------------------

     Consultant shall continue to serve as a member of the Board of Directors of the Bank and the Company through the expiration of his current term. All awards previously granted to Consultant under any stock compensation plans of the Company, including, but not limited to, the Company's 2000 Stock-Based Incentive Plan, shall continue to vest in accordance with and, in all other respects shall be governed by, the terms of the applicable award agreements previously provided to Consultant during Consultant's continued service under this Agreement and as a director. Upon the later of the expiration of this Agreement or Consultant's termination of service as a director, any portion of Consultant's stock-based awards that is not vested as of such date shall continue to vest solely by reference to the passage of time and without regard to Consultant's continued service in any capacity. Not later than thirty (30) days after the effective date of this Agreement, the Board of Directors of the Company shall take such action as may be necessary to modify Consultant's stock based awards to conform to the terms of this Paragraph 14.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the first above written.

                                PULASKI BANK


                                By:  /s/  William A. Donius
                                   ---------------------------------------------
                                          William A. Donius
                                          President/CEO


                                PULASKI FINANCIAL CORP.
                                -----------------------


                                By:   /s/ William A. Donius
                                   ---------------------------------------------
                                          William A. Donius
                                          President/CEO


                                      /s/ Thomas F. Hack
                             ---------------------------------------------------
                                          Thomas F. Hack


                                          2920 Doral Drive
                                          Godfrey, IL 62035

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